     As Filed with the Securities and Exchange Commission on May 11, 1999
     --------------------------------------------------------------------
                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                            CAPITAL AUTOMOTIVE REIT
              (Exact name of issuer as specified in its Charter)

                                   Maryland
        (State or Other Jurisdiction of Incorporation or Organization)

                                  54-1870224
                     (IRS Employer Identification Number)

                       1420 Spring Hill Road, Suite 525
                            McLean, Virginia 22102
                   (Address of Principal Executive Offices)

         John M. Weaver, Vice President, General Counsel and Secretary
                       1420 Spring Hill Road, Suite 525
                            McLean, Virginia 22102
                    (Name and Address of Agent for Service)

                           CAPITAL AUTOMOTIVE GROUP
                    1998 Equity Incentive Plan, as Amended
                           (Full title of the Plan)

                                (703) 288-3075
             (Registrant's telephone number, including area code)
                          ___________________________

                                   Copy to:
                           John B. Watkins, Esquire
                           R. Scott Kilgore, Esquire
                          Wilmer, Cutler & Pickering
                              2445 M Street, N.W.
                          Washington, D.C. 20037-1420
                                (202) 663-6000
                         ____________________________

                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------

                                                     Proposed             Proposed
         Title of                                    Maximum              Maximum
        Securities                Amount             Offering             Aggregate               Amount of
          to be                   to be               Price               Offering              Registration
        Registered             Registered(1)         Per Share             Price                   Fee (2)
------------------------------------------------------------------------------------------------------------------------------------

Common Shares of               2,170,863 shares       $15.000            $ 32,562,945             $ 9,052.50
 Beneficial Interest,             65,000 shares       $18.688            $  1,214,720             $   337.69
par value $.01 per share          11,000 shares       $14.813            $    162,943             $    45.30
 (3)                             280,000 shares       $14.000            $  3,920,000             $ 1,089.76
                                 178,250 shares       $13.750            $  2,450,938             $   681.36
                                 352,211 shares       $12.9375           $  4,556,730             $ 1,266.77
                                 676,929 shares       $12.9375           $  8,757,769             $ 2,434.66
                                  37,091 shares       $ 0.010            $        371             $      .10
------------------------------------------------------------------------------------------------------------------------------------


(1) Also registered hereunder are such additional number of Common Shares of Beneficial Interest, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan to which this Registration Statement relates.

(2) The registration fee has been calculated in accordance with Rule 457(h) with respect to the 676,929 Common Shares of Beneficial Interest registered hereby on the basis of the average of the high and low sale prices reported on the Nasdaq National Market on May 7, 1999.

(3) Grants under the 1998 Equity Incentive Plan, as amended, may be in the form of incentive share options, non-qualified share options, restricted shares or phantom shares, in the discretion of the Administrator of the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Capital Automotive REIT, a Maryland real estate investment trust (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the SEC or its staff a copy or copies of all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.   Incorporation of Documents by Reference

     The SEC allows the Company to "incorporate by reference" the information the Company files with them, which means the Company can disclose important information to you by referring you to those documents. The information that the Company incorporates by reference is an important part of this Registration Statement and the prospectus relating hereto, and all information that the Company will later file with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 12, or 15(d) of the Securities Exchange Act of 1934 until the Company sells all of the securities.

     . The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-23733).

     . The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (File No. 000-23733).

     . The description of the Common Shares contained in the Registration Statement on Form 8-A filed with the SEC on February 5, 1998 (File No. 000-1049316).

     . Current Reports on Form 8-K filed with the SEC on August 7, 1998, December 3, 1998, December 7, 1998 and February 26, 1999 (File No. 000-23733).

     Item 4.  Description of Securities

     Not Applicable.

     Item 5.  Interests of Named Experts and Counsel

     Not Applicable

     Item 6.   Indemnification of Directors and Officers

     1.   Declaration of Trust Provisions.

          The Company has provided for indemnification by the following provision of ARTICLE X of its Declaration of Trust:

               Limitation of Trustee and Officer Liability.  To the maximum
               --------------------------------------------
          extent that Maryland law in effect from time to time permits limitation of the liability of trustees and officers of a REIT, no trustee or officer of the Company shall be liable to the Company or to any shareholder for money damages. Neither the amendment nor repeal of this Section of the Declaration of Trust, nor the adoption or amendment of any other provision of the Declaration of Trust or Bylaws of the Company inconsistent with this Section of the Declaration of Trust, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees and officers of a Maryland REIT for money damages in a suit by or on behalf of the Company or by any shareholder, no trustee or officer of the Company shall be liable to the Company or to any shareholder for money damages except to the extent that (a) the trustee or officer actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received; or (b) a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding in the proceeding that the trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

               Express Exculpatory Clauses in Instruments. Neither the
               -------------------------------------------
          shareholders nor the trustees, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company, and all persons shall look solely to the Property of the Company for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any shareholder, trustee, officer, employee or agent liable thereunder to any third party, nor shall the trustees or any officer, employee or agent of the Company be liable to anyone for such omission.

               Indemnification.  The Company shall have the power, to the
               ---------------
          maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former shareholder, trustee or officer of the Company or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former shareholder, trustee or officer of the Company. The Company shall have the power, with the approval of its Board of Trustees, to provide such indemnification and advancement of expenses to a person who served as a predecessor of the Company in any of the capacities described in (a) or (b) above, and to any employee or agent of the Company or a predecessor of the Company.

     3.   By-laws Provisions.

     The Company has provided for indemnification by the following provisions of
ARTICLE XI of its By-laws:

          SECTION 1. Definitions. As used in this Article XI, any word or words
                     -----------
     that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

          SECTION 2. Indemnification of Directors and Officers. The Company
                     -----------------------------------------
     shall indemnify and advance expenses to a trustee or officer of the Company in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section of the Bylaws.

          SECTION 3. Indemnification of Other Agents and Employees. With respect
                     ---------------------------------------------
     to an employee or agent, other than a trustee or officer of the Company, the Company may, as determined by and in the discretion of the Board of Trustees of the Company, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with the Indemnification Section.

     Item 7.  Exemption from Registration Claimed

        Not Applicable.

     Item 8.  Exhibits

NUMBER    DESCRIPTION

3.1 Amended and Restated Declaration of Trust of Capital Automotive REIT (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11 filed with the SEC on November 26, 1997, as subsequently amended (File No. 333-41183) (the "Registration Statement on Form S-11") and incorporated herein by reference)

3.2 Amended and Restated Bylaws of Capital Automotive REIT (previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-3 filed with the SEC on March 2, 1999 (File No. 333-73183) (the "Unit Redemption Registration Statement") and incorporated herein by reference)

3.3 First Amendment to Bylaws (previously filed as Exhibit 3.2 to the Company's Unit Redemption Registration Statement on Form S-3 and incorporated herein by reference)

3.4*      Second Amendment to Bylaws

4.1 Specimen of certificate representing common shares of beneficial interest (previously filed as Exhibit 4.2 to the Registration Statement on Form S-11 and incorporated herein by reference)

4.5 Form of Share Warrant (previously filed as Exhibit 3.2 to the Company's Unit Redemption Registration Statement on Form S-3 and incorporated herein by reference)

5.1* Opinion of Wilmer, Cutler & Pickering regarding the validity of the Offered Securities being registered

10.3 Form of 1998 Equity Incentive Plan (previously filed as Exhibit 10.3 to the Company's Registration Statement on Form S-11 and incorporated herein by reference)

10.43 Second Amended and Restated Partnership Agreement of Capital Automotive L.P. (previously filed as Exhibit 3.2 to the Company's Unit Redemption Registration Statement on Form S-3 and incorporated herein by reference)

10.46*    Form of 1998 Equity Incentive Plan, as Amended

23.1*     Consent of Wilmer, Cutler & Pickering (included as part of Exhibit
          5.1)

23.2*     Consent of Arthur Andersen LLP

25        Power of Attorney (included on signature page)
_____________________
     * Included with this filing.

     Item 9.  Undertakings

     The undersigned Registrant hereby undertakes the following:

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement reflating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on May 7, 1999.

                          Capital Automotive REIT


                          By: /s/ Thomas D. Eckert
                              -------------------------------------
                              Thomas D. Eckert
                              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated. Each person whose signature appears below hereby constitutes and appoints each of Thomas D. Eckert and David S. Kay as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1934, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

 SIGNATURE                 TITLE                     DATE


/s/ Thomas D. Eckert       President and Chief       May 7, 1999
-----------------------    Executive Officer and
   Thomas D. Eckert        Trustee (principal
                           executive officer)

/s/ David S. Kay             Vice President and Chief             May 7, 1999
--------------------------   Financial Officer (principal
   David S. Kay              financial and accounting officer)



/s/ Craig L. Fuller          Trustee                              May 7, 1999
--------------------------
   Craig L. Fuller


/s/ William E. Hoglund       Trustee                              May 7, 1999
---------------------------
    William E. Hoglund



/s/ R. Michael McCullough    Trustee                              May 7, 1999
---------------------------
    R. Michael McCullough



/s/  Lee P. Munder           Trustee                              May 7, 1999
---------------------------
     Lee P. Munder



/s/ John J. Pohanka          Trustee                              May 7, 1999
---------------------------
     John J. Pohanka



/s/  John E. Reilly          Trustee                              May 7, 1999
---------------------------
     John E. Reilly



/s/  Robert M. Rosenthal     Trustee                              May 7, 1999
---------------------------
     Robert M. Rosenthal



/s/ Vincent A. Sheehy        Trustee                              May 7, 1999
---------------------------
     Vincent A. Sheehy


/s/ William R. Swanson       Trustee                              May 7, 1999
---------------------------
     William R. Swanson